UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2006
__________________________________

VAIL BANKS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-25081	84-1250561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0015 Benchmark Road, Suite 300, P.O. Box 6580 Avon, Colorado	81620
(Address of Principal Executive Offices)	(Zip Code)

(970) 476-2002
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)    This Form 8-K/A amends and supplements the disclosure contained in the Current Report on Form 8-K of Vail Banks Inc. (Vail Banks), dated February 28, 2006 and filed with the Securities and Exchange Commission on March 9, 2006. During 2005, management of Vail Banks completed a review of the company’s current and past financial reporting practices and has determined that goodwill amortization prior to 2002 was understated by $150,000.  In 2003, Vail Banks’ amortization expense on goodwill applicable to periods prior to 2002 was inadvertently recorded as income tax expense in 2003, rather than restating operating results for periods prior to 2003. Vail Banks will correct this error by (1) reducing income tax expense and increasing net income in 2003 by $150,000 (an increase of $0.03 per share to basic earnings per share and $0.02 per share to diluted earnings per share) and (2) reducing beginning retained earnings as of January 1, 2003 by $150,000. On February 28, 2006, senior management of Vail Banks concluded that the prior consolidated financial statements of Vail Banks, for the fiscal year ended December 31, 2003 should no longer be relied upon and should be restated to reflect these changes. Vail Banks will restate the previously issued consolidated financial statements for 2003 in Vail Banks’ Form 10-K filing for the fiscal year December 31, 2005, to be filed on or before March 31, 2006.

Vail Banks' authorized officers approved the foregoing after consultation with the company’s legal advisor and current and predecessor independent auditors.

(b)    N/A

(c)    N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC.

Date: March 30, 2006	/s/ Brady T. Burt
Brady T. Burt Executive Vice President and Chief Financial Officer